M
IDLAND
L
OAN
S
ERVICES
March 8, 2005
Via UPS
(410) 884-2194
Ms. Jennifer Richardson
Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD
USA 21045-1951

Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-
Through Certificates, Series COMM 2004-LNB3
Pooling and Servicing Agreement
OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii)
to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S.
Code.

/s/ Steven W. Smith
3/8/05
Steven W. Smith
Date
Executive Vice President

A member of The PNC Financial Services Group
10851 Mastin Suite 300 Overland Park Kansas 66210
www.midlandls.com

cc:
Mr. Frank C. Forelle
ABN AMRO
55 E 52nd St, 6th Floor
New York, New York 10055

Ms. Anna Glick
Cadwalader, Wickersham & Taft
100 Maiden Ln
New York, NY 10038-0000

Mr. Jeff Paige
Vice President
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ms. Helaine M. Kaplan
Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, NY 100050000

Attn: Commercial Mortgage Surveillance Group
Dominion Bond Rating Service Limited
20 North Clark Street
Chicago, IL 60602

Ms. Barbara L. Marik
First Vice President
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603-0000

Attn: Commercial Mortgage Surveillance
Moody's Investor Services, Inc.
99 Church Street, 4th Floor
New York, NY 10007-0000
Attn: CMBS Surveillance
Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, NY 10041-0000
Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2004-LNB3